Exhibit 99.3

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL AND OTHER DATA

The following table sets forth certain condensed consolidated unaudited pro forma financial and other data of the Company for the periods and at the dates indicated. The unaudited pro forma condensed consolidated statement of operations data for the year ended December 31, 2015, for the three months ended March 31, 2016 and for the twelve-month period ended March 31, 2016 have all been prepared to give effect to the Merger, including an estimated impact of divestiture of certain Nexstar and Media General stations in order to comply with the FCC ownership rules in certain Overlap Markets (as defined herein) and for combined national audience reach purposes, and the borrowings to fund the net cash requirements and refinance certain existing debt of Nexstar and Media General. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2015, three months ended March 31, 2016 and for the twelve-month period ended March 31, 2016 have been prepared as though the Merger, the divestitures and the debt transactions, including the Notes offered hereby, occurred as of January 1, 2015. The summary unaudited pro forma condensed consolidated balance sheet data has been prepared to give effect to the Transactions as of March 31, 2016.

The pro forma adjustments related to the Transactions are preliminary and based on information obtained to date and are subject to revision as additional information becomes available. The pro forma adjustments described in the accompanying notes will be made as of the closing dates of the Transactions and may differ from those reflected in the summary unaudited pro forma condensed consolidated financial data. Revisions to the pro forma adjustments which may be required by the final purchase price allocations and/or pre-closing or post-closing purchase price adjustments, if any, may have a significant impact on such financial data.

The summary unaudited pro forma condensed consolidated financial data is for informational purposes only and should not be considered indicative of actual results that would have been achieved had the Transactions been consummated on the date or for the periods indicated and do not purport to indicate consolidated balance sheet data or statement of operations data or other financial data as of any future date or for any future period.

You should read the data below in conjunction with the information contained in “The Transactions,” “—Summary Historical Consolidated Financial and Other Data of Nexstar,” “—Summary Historical Consolidated Financial and Other Data of Media General,” “Risk Factors,” “Unaudited Pro Forma Condensed Combined Financial Information,” the consolidated financial statements of Nexstar and the related notes thereto incorporated herein by reference and the consolidated financial statements of Media General and the related notes thereto incorporated herein by reference.

	Year Ended December 31, 2015	Three Months Ended March 31, 2016	Twelve Months Ended March 31, 2016
	(in thousands)
Pro Forma Income Statement Data:
Net revenue	$2,083,053	$565,544	$2,177,324
Operating expenses:
Direct operating expenses, excluding depreciation and amortization	806,237	229,029	853,721
Selling, general, and administrative expenses, excluding depreciation and amortization	567,024	144,588	568,902
Amortization of broadcast rights	116,811	27,288	115,722
Depreciation and amortization	320,089	80,735	320,794
Goodwill impairment	52,862	—	52,862
Merger-related expenses	29,285	264	24,272
Restructuring expenses	1,558	3,982	5,540

Total operating expenses	1,893,866	485,886	1,941,813

Income from operations	189,187	79,658	235,511
Interest expense, net	(291,830)	(72,111)	(293,268)
Loss on extinguishment of debt	(3,610)	—	(2,997)
Other (expenses) income	5,719	(62)	2,485

Income (loss) before income taxes	(100,534)	7,485	(58,269)
Income tax (expense) benefit(b)	20,657	(1,286)	5,089

Net income (loss)	(79,877)	6,199	(53,180)
Net income (loss) attributable to noncontrolling interests	1,571	(1,024)	2,443

Net income (loss) attributable to Nexstar	$78,306	$5,175	$(50,737)

As of March 31, 2016
(in thousands)
Pro Forma Balance Sheet Data:
Pro forma cash and cash equivalents	$46,414
Pro forma net intangible assets and goodwill (incl. FCC licenses)	5,451,488
Pro forma total assets	6,928,407
Pro forma total debt	4,789,504
Pro forma total stockholders’ equity	855,891

	Year Ended December 31, 2015	Three Months Ended March 31, 2016	Twelve Months Ended March 31, 2016
	(in thousands)
Pro Forma Other Financial Data:
Pro forma broadcast cash flow(1)(3)	$692,700	$185,429	$733,902
Pro forma adjusted EBITDA(2)(3)	569,240	159,346	613,970
Pro forma free cash flow(3)(4)	225,598	79,254	267,714
Pro forma covenant EBITDA(3)(5)	649,646	239,498	762,358

(1)	Broadcast cash flow is calculated as income from operations, plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter), loss (gain) on asset disposal, net, non-cash representation contract termination fee and loss on change in the fair value of contingent consideration, minus broadcast rights payments.

(2)	Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

(3)	Broadcast cash flow, Adjusted EBITDA, Covenant EBITDA and free cash flow are non-GAAP financial measures. We believe the presentation of these non-GAAP measures is useful to investors because they are used by lenders to measure our ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, time brokerage agreements or local marketing agreements. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for our business.

(4)	Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), loss (gain) on asset disposal, net, non-cash stock option expense, non-cash representation contract termination fee and loss on change in the fair value of contingent consideration, less payments for broadcast rights, cash interest expense, capital expenditures, net, and net operating cash income taxes.

(5)	Covenant EBITDA is calculated in accordance with the credit agreement governing our obligations under the existing Nexstar Senior Secured Credit Facilities (based on a trailing twelve months) as Adjusted EBITDA plus non-cash charges and expenses and nonrecurring charges, less non-cash revenue and credits and further adjusts for the pro forma effect of service agreements and/or acquisitions consummated within the past twelve months.

The following is a reconciliation of pro forma broadcast cash flow, pro forma Adjusted EBITDA, pro forma Covenant EBITDA and pro forma free cash flow to income from operations:

	Year Ended December 31, 2015	Three Months Ended March 31, 2016	Twelve Months Ended March 31, 2016
	(in thousands)
Pro forma income from operations	$189,187	$79,658	$235,511
Add:
Depreciation and amortization	320,089	80,735	320,794
Amortization of broadcast rights, excluding barter	68,024	17,030	68,802
Goodwill impairment	52,862	—	52,862
Loss (gain) on asset disposal, net	1,760	(849)	337
Corporate expenses	123,460	26,083	119,932
Non-cash representation contract termination fee	1,516	—	—
Loss on change in the fair value of contingent consideration	—	404	404
Less:
Payments for broadcast rights	64,198	17,632	64,740

Pro forma broadcast cash flow	692,700	185,429	733,902
Less:
Corporate expenses	123,460	26,083	119,932

Pro forma adjusted EBITDA	569,240	159,346	613,970
Add:
Non-cash compensation expense	26,167	5,212	25,133
Non-recurring charges(a)	39,230	74,472	32,823
Non-cash revenue and expense(net)(b)	(2,396)	(571)	(2,657)
Pro forma adjustments(c)	11,703	1,101	15,025
Transaction Synergies(d)	—	—	76,000
Other (expense) income	5,702	(62)	2,064

Pro forma covenant EBITDA	649,646	239,498	762,358

(a)	Includes legal and professional fees related to acquisitions or financing events and severance on newly acquired stations.

(b)	Includes the reversal of trade revenue less trade expense, amortization of deferred representation fee incentive and recognition of deferred gain on sale of towers.

(c)	Represents the historical results of acquired businesses for periods within the previous twelve months that such businesses were not owned, but does not reflect any results related to the Merger or Media General. Additionally, includes pro forma adjustments made to historical results for changes made in the operations of such businesses upon acquisition, primarily for reductions in salaries and related costs and increases due to entering into retransmission agreements.

(d)	Represents estimated annual savings from the integration of Nexstar and Media General expected to be realizable within 12 months of closing of the Transaction, including (i) corporate overhead reduction of approximately $27 million, consisting primarily of reductions to personnel, travel and entertainment, and elimination of redundant Board and professional services expenses, (ii) net increases of retransmission revenue of approximately $24 million as Media General subscriber counts will be billed at Nexstar rates and (iii) Station and Digital Expense Reduction of approximately $25 million of expected cost savings related to rationalization of costs at the individual station level and from digital expenses in overlapping divisions; further, a planned third party migration will help to mitigate costs in the digital business.

No amounts have been attributed specifically to the year ended December 31, 2015 or the three months ended March 31, 2016 for purposes of these calculations.

The estimated Nexstar and Media General synergies are approximations based upon a number of assumptions and estimates that are in turn based on our analysis of the various factors which currently, and could in the future, impact our and Media General’s business. These assumptions and estimates are inherently uncertain and subject to significant business, operational, economic and competitive uncertainties and contingencies. We cannot assure you that any or all of these synergies will be achieved in the anticipated amounts or within the anticipated timeframes or cost expectations or at all.

	Year Ended December 31, 2015	Three Months Ended March 31, 2016	Twelve Months Ended March 31, 2016
	(in thousands)
Pro forma income from operations	$189,187	$79,658	$235,511
Add:
Depreciation and amortization	320,089	80,735	320,794
Amortization of broadcast rights, excluding barter	68,024	17,030	68,802
Goodwill impairment	52,862	—	52,862
Loss (gain) on asset disposal, net	1,760	(849)	337
Non-cash compensation expense	26,167	5,212	25,133
Non-cash representation contract termination fee	1,516	—	—
Loss on change in the fair value of contingent consideration	—	404	404
Less:
Payments for broadcast rights	64,198	17,632	64,740
Cash interest expense	280,677	69,131	280,328
Capital expenditures, net	77,958	9,577	75,272
Operating cash income taxes, net of refunds(a)	11,174	6,596	15,789

Pro forma free cash flow	$225,598	$79,254	$267,714

(a)	Excludes the payment of $23.0 million in taxes during 2015 related to tax liabilities assumed in or resulting from various station acquisitions and sales.